Exhibit 99.1

FINANCE OF AMERICA REPORTS THIRD QUARTER 2021 RESULTS

– Delivered a strong quarter with meaningful growth across all segments –

– Year to date revenue of $1.4 billion, up 7% compared to 2020 –

– Net income for the quarter of $50 million or $0.36 per basic share and $0.22 per fully diluted share –

– Adjusted Net Income* of $75 million or $0.39 per fully diluted share –

Irving, Texas (November 8, 2021): Finance of America Companies Inc., (“Finance of America” or the “Company”) (NYSE: FOA), a high growth, consumer and specialty lending business, reported financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	Strong growth across segments generated quarterly revenues of $457 million, up 17% compared to the second quarter

•	Mortgage Originations grew net rate lock volume and revenue by 15% and 8%, respectively, compared to the prior quarter

•	A second consecutive quarter of record funded volume and revenue in Reverse Originations delivered $69 million in pre-tax income, a 30% increase compared to the prior quarter

•	Record funded volume in Commercial Originations drove revenue and pre-tax income growth of 22% and 100%, respectively, compared to the prior quarter

•	Record Lender Services revenue generated pre-tax income of $9 million, up 13%, compared to the prior quarter

•	Net income for the quarter of $50 million or $0.36 per basic share and $0.22 per fully diluted share

•	Adjusted Net Income* totaled $75 million, an increase of 32% compared to $57 million in the prior quarter

•	Adjusted diluted EPS* of $0.39, up 30% compared to the prior quarter

*	See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

“Finance of America delivered solid growth across all segments in the third quarter, demonstrating the power of our diversified platform” stated Patricia Cook, Chief Executive Officer. “We saw strong performance across all of our businesses, reinforcing our strategic goal of building a comprehensive consumer and specialty lender that is primed for growth.”

“Our Reverse business, which serves a large, under-penetrated market, generated another consecutive quarter of record revenue and pre-tax income. Our Commercial and Lender Services segments also continued their recent growth trajectories. Strong demand for single family rental loans from both borrowers and investors helped drive volume and margin expansion. The build out of our new Home Improvement business is also progressing well, and we expect it to start contributing to the bottom line in 2022.”

“We remain laser focused on building resilience into the Mortgage business and driving meaningful, sustained growth across our other specialty finance and lender services segments through further investments. Our unmatched product offering, distribution and capital markets capabilities allow us to capture substantial lifetime household value as we continue to migrate from a product to a customer-centric organization.”

Third Quarter Financial Summary

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions, except margin and per share data)	Successor			Predecessor		Combined(1)	Predecessor
Funded volume	$8,988	$8,342	8%	$9,170	(2)%	$26,844	$22,857	17%
Total revenue	457	389	17%	607	(25)%	1,353	1,261	7%
Total expenses and other, net	402	403	—%	365	10%	1,187	914	30%
Pre-tax income (loss)	55	(14)	493%	242	(77)%	166	347	(52)%
Net income (loss)	50	(15)	433%	242	(79)%	160	345	(54)%
Adjusted net income(2)	75	57	32%	173	(57)%	239	307	(22)%
Adjusted EBITDA(2)	110	87	26%	236	(53)%	351	424	(17)%
Basic earnings per share	$0.36	$0.04	800%	n/a	n/a	n/a	n/a	n/a
Diluted earnings per share(3)	$0.22	$(0.05)	540%	$1.29	(83)%	$0.80	$1.92	(58)%
Adjusted diluted earnings per share(3)	$0.39	$0.30	30%	$0.91	(57)%	$1.25	$1.61	(22)%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.
(2)	See Reconciliation to GAAP section for a reconciliation of Adjusted Net Income and Adjusted EBITDA to Net (loss) income.
(3)	Calculated on an if-converted basis. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

	September 30, 2021	June 30, 2021	Variance (%) Q3’21 vs Q2’21

($ amounts in millions)	Successor
Cash and cash equivalents	$192	$157	22%
Securitized loans held for investment (HMBS & nonrecourse)	16,287	15,741	3%
Mortgage Servicing Rights (MSR)	341	291	17%
Total assets	22,668	22,228	2%
Total liabilities	20,236	19,849	2%
Total equity	2,432	2,379	2%
Total tangible equity(1)	441	377	17%

(1)	Total tangible equity calculated as Total equity less Goodwill and Intangible assets, net.

•

Cash and cash equivalents ended the third quarter at $192 million. The $35 million increase was primarily attributable to the successful execution of three securitizations of loans held for investment or sale during the quarter, net of investments in MSR.

•	Total assets grew $440 million from June 30, 2021, primarily as a result of growth in securitized loans held for investment, capitalized MSR, and an increase in cash and cash equivalents.

•

Total liabilities grew $387 million on a sequential quarter basis primarily due to an increase in HMBS related obligations and nonrecourse debt of $453 million offset by a decrease in warehouse financing of $87 million.

Segment Results

Mortgage Originations

The Mortgage Originations segment generates revenue through fee income from loan originations and gain on sale of mortgage loans into the secondary market.

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions)	Successor			Predecessor		Combined (1)	Predecessor
Funded volume (Total)	$7,383	$6,928	7%	$8,454	(13)%	$22,716	$20,257	12%
Funded volume (Purchase)	3,759	3,495	8%	3,023	24%	9,918	6,781	46%
Funded volume (Non-agency)	994	795	25%	293	239%	2,826	791	257%
Net rate lock volume	7,679	6,669	15%	9,286	(17)%	22,753	22,303	2%
Total revenue	235	218	8%	444	(47)%	773	925	(16)%
Mortgage originations margin	2.61%	2.78%	(6)%	4.39%	(41)%	2.95%	3.73%	(21)%
Pre-tax income (loss)	$15	$(6)	350%	$204	(93)%	$104	$331	(69)%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

•	Net rate lock volume totaled $7,679 million, an increase of 15% relative to the prior quarter, driven by growth in our wholesale channel.

•	Mortgage Originations Margin declined 6% relative to last quarter, driven by an increased share of wholesale originations due to the full quarter impact of the recently announced Parkside acquisition.

Reverse Originations

The Reverse Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions)	Successor			Predecessor		Combined (1)	Predecessor
Funded volume	$1,157	$1,013	14%	$626	85%	$2,939	$2,052	43%
Total revenue	111	95	17%	49	127%	275	139	98%
Pre-tax income	69	53	30%	24	188%	168	74	127%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

•

Funded volume and revenue of $1,157 million and $111 million, respectively, exceeded the highest levels on record set in the previous quarter. This was driven by growth in both new originations and cash-out refinances due to recent home price appreciation.

•	As a result, Reverse Originations generated record pre-tax income of $69 million during the third quarter, 30% higher than the previous quarter.

Commercial Originations

The Commercial Originations segment provides business purpose lending solutions for residential real estate investors. The Commercial Originations segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of mortgage loans.

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions)	Successor			Predecessor		Combined (1)	Predecessor
Funded volume	$448	$400	12%	$90	398%	1,189	548	117%
Total revenue	28	23	22%	5	460%	65	24	171%
Pre-tax income (loss)	6	3	100%	(2)	400%	10	(5)	300%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

•	Funded volume of $448 million set a record for the highest quarterly volume for the segment, eclipsing the prior quarter’s level by 12%.

•	Revenue grew 22% quarter over quarter driven by growth in funded volume and expanding margins due to strong borrower and investor demand.

Lender Services

The Lender Services business generates revenue and earnings in the form of fees. Lender Services supports over 1,700 third party clients across the lending industry.

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions)	Successor			Predecessor		Combined (1)	Predecessor
Total revenue	$88	$81	9%	$53	66%	245	139	76%
% of revenue from third-party clients	81%	80%	1%	80%	1%	79%	79%	—%
Pre-tax income	9	8	13%	8	13%	30	15	100%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

•	The Lender Services segment generated revenue of $88 million; this marks the highest level of revenue on record for the Lender Services segment.

•	We remain focused on expanding business lines to deepen cross-sell and onboarding new third-party customers to drive growth.

Portfolio Management

The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

	Q3’21	Q2’21	Variance (%) Q3’21 vs Q2’21	Q3’20	Variance (%) Q3’21 vs Q3’20	YTD 2021	YTD 2020	Variance (%) 2021 vs 2020

($ amounts in millions)	Successor			Predecessor		Combined (1)	Predecessor
Assets under management	$18,403	$17,966	2%	$16,639	11%	18,403	16,639	11%
Assets excluding HMBS and non- recourse obligations(2)	2,356	2,372	(1)%	1,904	24%	2,356	1,904	24%
Mortgage Servicing Rights (MSR)	341	291	17%	101	238%	341	101	238%
Total revenue	10	7	43%	42	(76)%	46	31	48%
Pre-tax (loss) income	(20)	(27)	26%	19	(205)%	(41)	(30)	37%

(1)	Financial results of combined successor and predecessor of the business combination with Replay.
(2)	Calculated for each period as Assets under management less HMBS related obligations, at fair value and nonrecourse debt, at fair value

•	Completed three securitizations of originations during the quarter totaling $1.2 billion, and served as co-manager on a third-party securitization totaling $0.2 billion.

•

The decrease in revenue and pre-tax income compared to the prior year quarter reflects the impact of fair value adjustments related predominantly to increases in modeled prepayment speeds on securitized mortgage assets and MSR.

Reconciliation to GAAP

	Q3’21	Q2’21	Q3’20	YTD 2021	YTD 2020

($ amounts in millions)	Successor		Predecessor	Combined(1)	Predecessor
Reconciliation of Net income (loss) to Adjusted Net income and Adjusted EBITDA
Net income (loss)	$50	$(15)	$242	$160	$345
Adjustments for:
Changes in fair value(2)	20	24	(17)	55	54
Amortization and impairment of intangibles(3)	13	13	—	28	2
Equity based compensation(4)	11	11	—	21	—
Certain non-recurring costs(5)	3	43	8	53	13
Tax effect on net income (loss) attributable to noncontrolling interest(6)	(7)	4	(62)	(35)	(89)
Tax effect of adjustments(6)	(15)	(23)	2	(43)	(18)

Adjusted Net Income	$75	$57	$173	$239	$307

Effective income taxes	26	21	61	84	108
Depreciation	2	2	2	7	5
Interest expense on non-funding debt	7	7	—	21	4

Adjusted EBITDA	$110	$87	$236	$351	$424
OTHER KEY METRICS
Cash taxes paid	$—	$2	$1	$2	$1
Provision for income taxes	$4	$1	$1	$7	$2

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

(2)	Changes in fair value include changes in fair value of loans and securities held for investment, deferred purchase price obligations, warrant liability, and minority investments.

(3)	Successor period amortization includes amortization of intangibles recognized from the business combination with Replay

(4)	Funded 85% by the non-controlling shareholders.

(5)

Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.

(6)

We applied a 26% effective tax rate to pre-tax income and adjustments (excluding change in fair value of warrant liability, which is a permanent book/tax difference) for the respective period to determine the tax effect of net income (loss) and adjustments attributable to the noncontrolling interests and adjustments.

	Q3’21	Q2’21	Q3’20	YTD 2021	YTD 2020

($ amounts in millions, except shares and $ per share)	Successor		Predecessor	Combined (1)	Predecessor
GAAP PER SHARE MEASURES
Net income attributable to controlling interest	$21	$2	N/A	N/A	N/A
Weighted average outstanding share count	59,861,171	59,881,714	N/A	N/A	N/A
Basic earnings per share	$0.36	$0.04	N/A	N/A	N/A
If-converted method net income (loss)	43	(10)	246	153	367
Weighted average diluted share count	191,161,431	191,200,000	191,200,000	191,180,610	191,200,000
Diluted earnings per share	$0.22	$(0.05)	$1.29	$0.80	$1.92
NON-GAAP PER SHARE MEASURES
Adjusted net income	$75	$57	$173	$239	$307
Weighted average diluted share count	191,161,431	191,200,000	191,200,000	191,180,610	191,200,000
Adjusted diluted EPS	$0.39	$0.30	$0.91	$1.25	$1.61

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

Finance of America Companies Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)

	September 30, 2021	June 30, 2021
	Successor	Successor
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$191,736	$157,336
Restricted cash	325,226	354,390
Reverse mortgage loans held for investment, subject to HMBS related obligations, at fair value	10,347,459	10,316,027
Mortgage loans held for investment, subject to nonrecourse debt, at fair value	5,939,651	5,424,621
Mortgage loans held for investment, at fair value	1,077,670	1,225,090
Mortgage loans held for sale, at fair value	2,047,015	2,057,542
Debt securities	7,317	8,694
Mortgage servicing rights, at fair value, $96,073 and $65,129, subject to nonrecourse MSR financing liability, respectively	340,949	290,938
Derivative assets	54,993	61,811
Fixed assets and leasehold improvements, net	29,503	28,669
Goodwill	1,298,796	1,298,324
Intangible assets, net	692,676	704,243
Other assets, net	315,102	300,253

TOTAL ASSETS	$22,668,093	$22,227,938

LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST (“CRNCI”) AND EQUITY
HMBS related obligation, at fair value	$10,216,310	$10,168,224
Nonrecourse debt, at fair value	5,831,083	5,425,732
Other financing lines of credit	3,325,156	3,412,234
Payables and other liabilities	509,803	488,735
Notes payable, net	353,567	353,718

TOTAL LIABILITIES	20,235,919	19,848,643

EQUITY
Class A Common Stock (Successor), $0.0001 par value; 6,000,000,000 shares authorized; 58,936,744 shares issued and outstanding at September 30, 2021	6	6
Class B Common Stock (Successor), $0.0001 par value; 1,000,000 shares authorized, 6 shares issued and outstanding at September 30, 2021	—	—
Additional paid-in capital (Successor)	821,316	807,521
Accumulated deficit (Successor)	(48,164)	(69,548)
Accumulated other comprehensive (loss) income	(92)	(27)
Noncontrolling interest	1,659,108	1,641,343

TOTAL EQUITY	2,432,174	2,379,295

TOTAL LIABILITIES AND EQUITY	$22,668,093	$22,227,938

Finance of America Companies Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(Dollars in thousands, except share data)

(Unaudited)

	Q3 2021	Q2 2021	Q3 2020	YTD 2021	YTD 2020
	Successor		Predecessor	Combined(1)	Predecessor
REVENUES
Gain on sale and other income from mortgage loans held for sale, net	$210,095	$187,577	$407,926	$689,006	$836,901
Net fair value gains on mortgage loans and related obligations	122,509	131,151	95,955	330,323	221,638
Fee income	145,725	90,864	119,375	397,960	266,002
Net interest expense:
Interest income	15,862	13,151	9,937	41,674	29,615
Interest expense	(37,691)	(33,626)	(25,935)	(105,683)	(93,165)

Net interest expense	(21,829)	(20,475)	(15,998)	(64,009)	(63,550)

TOTAL REVENUES	456,500	389,117	607,258	1,353,280	1,260,991

EXPENSES
Salaries, benefits and related expenses	262,000	274,731	240,381	775,261	615,034
Occupancy, equipment rentals and other office related expenses	8,283	6,720	8,184	22,600	22,795
General and administrative expenses	141,595	119,301	113,804	388,113	273,584

TOTAL EXPENSES	411,878	400,752	362,369	1,185,974	911,413

OTHER, NET	9,928	(2,103)	(2,470)	(1,037)	(2,514)

NET INCOME BEFORE INCOME TAXES	54,550	(13,738)	242,419	166,269	347,064
Provision for income taxes	4,440	1,086	808	6,663	1,574

NET INCOME	50,110	(14,824)	241,611	159,606	345,490

CRNCI	—	—	(4,953)	—	(22,959)
Noncontrolling interest	28,726	(17,089)	276	16,098	1,076

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$21,384	$2,265	$246,288	$143,508	$367,373

EARNINGS PER SHARE
Basic weighted average shares outstanding	59,861,171	59,881,714		N/A
Basic net income per share	$0.36	$0.04		N/A
Diluted weighted average shares outstanding	191,161,431	191,200,000		191,180,610
Diluted net income per share	$0.22	$(0.05)		$0.80

(1)	Financial results of combined successor and predecessor of the business combination with Replay.

Webcast and Conference Call

Management will host a webcast and conference call on Tuesday, November 9, 2021 at 8:00 am ET to discuss the Company’s results for the quarter ended September 30, 2021.

The conference call will be made available in the Investors section of the Company’s website at https://www.financeofamerica.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.

The conference call can also be accessed by the following dial-in information:

a.	1-877-300-8521 (Domestic)

b.	1-412-317-6026 (International)

c.	Conference ID: 10161020

Replay

A replay of the call will also be available on the Company’s website approximately two hours after the live call through November 23, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10161020. The replay can also be accessed on the investors section of the Company’s website at https://www.financeofamerica.com/investors.

About Finance of America

Finance of America (NYSE: FOA) is a diversified, vertically integrated consumer lending platform. Product offerings include mortgages, reverse mortgages, and loans to residential real estate investors distributed across retail, third party network, and digital channels. In addition, Finance of America offers complementary lender services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. The company is headquartered in Irving, Texas. For more information, please visit https://www.financeofamerica.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Such forward-looking statements are subject to various risks and uncertainties including, among others; the effect of the COVID-19 pandemic on the Company’s business; changes in prevailing interest rates or U.S. monetary policies that affect interest rates that may have a detrimental effect on our business; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors in our markets; our ability to obtain sufficient capital to meet the financing requirements of our business; the use of estimates in measuring or determining the fair value of the majority of our assets and liabilities; the possibility of disruption in the secondary home loan market, including the mortgage-backed securities market; and other risks and uncertainties set forth in the section entitled “Risk Factors” included in our Registration Statement on Form S-1 originally filed with the SEC on May 25, 2021, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC.

Non-GAAP Financial Measures

The Company’s management evaluates performance of the Company through the use certain non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted Earnings per Share.

We define Adjusted Net Income as net income (loss) adjusted for change in fair value of loans and securities held for investment due to assumption changes, amortization and other impairments, equity based compensation, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments and certain non-recurring costs.

We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.

We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interest on an if-converted basis.

The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.

These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determine in accordance with GAAP. Adjusted Net Income and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.

Because of these limitations, Adjusted Net Income and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Contacts:

For Finance of America Media: pr@financeofamerica.com

For Finance of America Investor Relations: ir@financeofamerica.com